UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 30, 2018

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2018, Celadon Group, Inc. (the “Company”) entered into an Eighth Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as lender and Administrative Agent, Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends the Company's existing Amended and Restated Credit Agreement dated December 12, 2014, among the same parties (as amended, the “Credit Agreement”).  Among other changes, the Amendment: (i) amended the lease adjusted total debt to EBITDAR ratio and fixed charge coverage ratio financial covenants so that such covenants would not be tested for the twelve-month period ended March 31, 2018 (testing to resume for the twelve-month period ending June 30, 2018); (ii) amended the asset coverage ratio financial covenant so that a ratio of 1.05 to 1.00 is required for periods prior to April 30, 2018, and 1.85 to 1.00 for each week ending thereafter; (iii) increased the value of real estate that can be included for purposes of calculating the asset coverage ratio from $78.2 million to $85.0 million;1 (iv) reset the other financial covenant levels for the months of March and April 2018; (v) provided additional exceptions to representation and warranties regarding the Company’s financial statements to reflect the matters addressed under Item 4.02 of this Current Report on Form 8-K; (vi) added a prohibition on any single disposition, or series of related dispositions, of assets having a fair market value in excess of $50,000, without obtaining the consent of the required lenders; (vii) added a requirement that the proceeds of any such asset disposition permanently pay down outstanding borrowings; (viii) added a requirement for the Company to deliver to the lenders an updated refinancing plan and financial forecast on or before April 13, 2018; (ix) required the payment of approximately $2.6 million of previously accrued fees; (x) deferred the payment date for $5.95 million of previously accrued fees to April 30, 2018; and (xi) imposed an amendment fee of $2.76 million, payable on April 30, 2018.

The description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1.

Item 2.06	Material Impairments.

On April 2, 2018, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) and the Company’s management concluded that the carrying value of certain equipment held for sale included in the Company’s balance sheet for the fiscal year ended June 30, 2016 should be written down by approximately $20 million.  The circumstances leading to this conclusion are discussed in further detail under Item 4.02 of this Current Report on Form 8-K, and the information contained under such Item under the heading “Equipment Held for Sale Transactions” is hereby incorporated by reference.  The Company does not expect any future cash expenditures as a result of this impairment charge.

1 The asset coverage ratio calculation still excludes certain assets not consisting of U.S. real property, U.S. rolling stock, and U.S. accounts receivable.

Item 4.02	Non-Reliance on Previously Issued Statements or a Related Audit Report or Completed Interim Review.

On May 1, 2017, the Company announced that the Company’s financial statements for fiscal year 2016 (ended June 30, 2016) and the quarters ended September 30, 2016 and December 31, 2016 and related reports of the Company’s independent registered public accounting firm, BKD, LLP (“BKD”) should no longer be relied upon. The Audit Committee immediately commenced an investigation with the assistance of an independent law firm and a leading international auditing, tax, and advisory firm (the “internal investigation”).  The internal investigation is nearing completion but remains ongoing.

The Company’s new senior management team, led by the Company's new Chief Financial Officer and new Chief Accounting Officer, also subsequently commenced a review of the Company’s current and historical accounting policies and procedures.  The internal investigation and management review have identified errors that will require adjustments to the previously issued 2014, 2015, 2016, and 2017 financial statements (and potentially periods prior thereto).  As a result, on April 2, 2018, the Audit Committee and the Company’s management concluded that the annual financial statements for the Company’s 2014 and 2015 fiscal years, the unaudited quarterly reports issued during such periods, and the unaudited quarterly reports issued during fiscal 2016, should no longer be relied upon.  In addition, the Company has concluded that there were deficiencies in its internal control over financial reporting that constituted material weaknesses for each of the affected periods and, as a result, management’s reports on its internal control over financial reporting as of June 30, 2014, June 30, 2015, and June 30, 2016, should no longer be relied upon.

The amounts, periods, and adjustments described below are preliminary, have not been subjected to any audit procedures, and are subject to change.  The estimated range of amounts and periods described below are being provided to indicate a general sense of the magnitude of the expected changes and should not be considered definitive.  Based upon its analysis and assessment of presently available information, the Company presently expects the adjustments to include the following:

•
Equipment Held for Sale Transactions. The internal investigation has revealed transactions involving revenue equipment held for sale by the Quality Companies subsidiary that included undisclosed arrangements that overstated the values of equipment traded in those transactions.  Pursuant to these transactions, the Company sold to counterparties equipment at above market prices and in return the Company paid amounts substantially in excess of the fair value of equipment purchased from those counterparties.  Additionally, the written agreement governing certain of these transactions with a particular counterparty omitted material, agreed upon terms in order to enable the Company to account for those transactions as separate, independent purchases and sales, notwithstanding that they had not been negotiated as such and the stated values of a significant portion of the traded equipment was not at arm’s-length values.  Based on this information, the Company performed additional procedures to determine the fair value of equipment both purchased and sold and concluded that a write down of carrying values of revenue equipment held for sale of approximately $20 million is appropriate at June 30, 2016. The carrying values of this equipment will be restated to reflect management’s determination of fair values at the relevant periods, which may include dates prior to June 30, 2016.  The adjustment will be non-cash, and no future impact to the carrying value of this equipment is expected because all of the affected equipment was disposed of or contributed to the 19th Capital Group, LLC (“19th Capital”) joint venture prior to December 31, 2016.

•
Element Transactions.  The Company determined that equipment transactions with Element Financial Corp. and its affiliates (“Element”) and 19th Capital (prior to its recapitalization on December 30, 2016), did not sufficiently transfer the risks of ownership to qualify for sales accounting.  Instead, the Company should have recorded such transactions as borrowings due to the terms of the relevant agreements, including amendments, and the manner in which the Company administered the Element transactions.  Under borrowing accounting, the Company would continue to recognize equipment assets on its books and would reflect the proceeds received from Element and 19th Capital as financing obligations.  The assets would continue to be depreciated, the payments would be recorded as a reduction of obligations and an increase to interest expense, amounts collected from lessees would be recorded as revenue and payments for maintenance would be expensed. The Company expects to record non-cash adjustments for the affected periods: fiscal 2014, fiscal 2015, fiscal 2016, and the first two quarters of fiscal 2017.  At the end of the second quarter of fiscal 2017, borrowing treatment would cease due to the contribution of the relevant assets and liabilities to 19th Capital on December 30, 2016.

o
The balance sheet adjustments relating to these transactions are expected to result in an increase in reported asset values in the Company’s statements of financial position totaling approximately $500 million for the three-year period ended June 30, 2016. Adjustments related to liabilities are expected to result in an increase in reported values in the Company’s statements of financial position totaling approximately $700 million for the three-year period ended June 30, 2016.  Adjustments for both assets and liabilities for the first two quarters of fiscal 2017 are still under review.

o
The income statement impacts relating to these adjustments are expected to reduce net income before income taxes by a range of $200-$250 million cumulatively over the three-year period ended June 30, 2016. In addition to considering the impact on these periods, the Company is reviewing the impact for the first two quarters of 2017.

o
The reversal of borrowing accounting at December 30, 2016, is expected to remove all of the assets and liabilities described above from the balance sheet and result in a significant non-cash gain due to the elimination of liabilities in excess of assets.  The amount of the gain is still under review and will be offset in part by the amount by which the opening recorded value of the Company's equity investment in 19th Capital is adjusted below $100 million, as discussed below.

•
19th Capital Investment.  On December 30, 2016, the Company and Element Transportation, LLC (“Element Transportation”) each contributed certain assets to 19th Capital and, in exchange, each received approximately 49.9% of the equity interests in 19th Capital.  Element Transportation contributed its beneficial interests in certain fleet assets, the associated lease agreements, and cash, which was immediately applied to pay down the outstanding principal balance of loans made by Element Transportation to 19th Capital.  Element Transportation also made a daylight loan to 19th Capital in the amount of $31.8 million, which was used to satisfy an outstanding payable obligation to the Company.  The Company contributed certain assets held for sale, leasing assets, and cash.  Based upon adjustments related to equipment held for sale, including those noted above, the original $100 million recorded value of the Company’s initial contribution to 19th Capital at its December 30, 2016 inception will be reduced. The Company is evaluating whether any further adjustment for items other than equipment values is appropriate. The expected total adjustment will relate to the fair values of the assets, liabilities and equity of 19th Capital contributed by both the Company and Element Transportation, the assets and liabilities retained by 19th Capital, as well as aspects of the accounting for the recapitalization of 19th Capital.  The restated carrying value of the equity investment as of December 31, 2016, coupled with net losses of 19th Capital subsequent to December 31, 2016, may result in a reduction of the Company's equity method investment to as low as zero.

•
Lease Classification.  The Company determined that a portion of the Company's equipment leases currently accounted for as operating leases should be restated as capitalized leases primarily due to the default and cross default provisions in such agreements. The affected periods include fiscal 2014, fiscal 2015, fiscal 2016, and the first two quarters of fiscal 2017, and some of such leases remain in effect. The impact on net income in any given period is not expected to be significant.  The impact on stockholders' equity is not expected to be significant because the recorded assets and liabilities are expected to be approximately equal.  The adjustment to assets and liabilities in the Company’s statements of financial position are expected to total approximately $150 million for the three-year period ended June 30, 2016.

•
Other.  The Company is reviewing other accounting areas in each affected period as part of the financial restatement issuance process.  Additional items identified to date and presently under review include: (1) carrying values of, and depreciation policies applicable to, tractors and trailers used in operations, (2) reserves applicable to claims and accounts receivable, (3) foreign currency gains and losses, (4) potential impairments of property, plant and equipment related to the Element transactions, and (5) the Company’s deferred income tax liability in light of the various adjustments.  Any adjustments associated with these issues could be material and some of them may impact current and future periods.

The anticipated adjustments identified above are subject to ongoing review and analysis and cannot be precisely quantified with respect to any period at this time.  However, the cumulative effect of the adjustments, along with operating losses and other expenses since the Company’s last filed financial reports, are expected to reduce its reported stockholders' equity materially.  The adjustments are also anticipated to have a material impact on assets, liabilities, revenue, income (loss), and individual expense items in certain periods.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 with BKD.

Item 7.01          Regulation FD Disclosure.

On April 2, 2018, the Company issued a press release discussing the items noted above.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Eighth Amendment to Amended and Restated Credit Agreement dated March 30, 2018.
	99.1	Press Release dated April 2, 2018.

The information contained in this report and Exhibit 99.1 hereto contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would,” “could,” “intends,” “believes,” “anticipates,” “future,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report and Exhibit 99.1 hereto, statements relating to the restatement of the Company’s financial statements, including, without limitation, the affected periods, the items requiring adjustment, the magnitude, quantification, materiality, and significance of the adjustments and related impacts, the cash flow impacts of the adjustments, cash expenditures resulting from the adjustments, the manner in which the adjustments will be implemented, impacts on stockholders’ equity, the Company’s ability to issue restated financial statements, the period of time necessary to issue restated financial statements, the carrying value of revenue equipment held for sale and property, plant and equipment, accounting for equipment sale transactions as borrowings, the valuation of the Company’s equity interest in 19th Capital and the factors impacting such valuation, the restatement of operating leases as capitalized leases, the review of other financial statement items as part of the restatement process, and the impact of the adjustments on assets, liabilities, revenue, income (loss), and individual expense items, the Company’s consolidated operating margins, the Company’s reduction of costs, the Company’s future progress and operational performance, the Company’s refinancing effort, the occurrence and expected timing of a refinancing, the existence and terms of future debt and equity investments in the Company, the extension of equipment lease maturities, the Company’s future liquidity, the Company’s expected delisting from the NYSE, and the Company’s expectation that its common stock will be quoted on the OTC Pink market electronic quotation system, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the internal investigation or management’s review may identify additional issues or matters requiring adjustment to the Company’s financial statements, the risk that the actual restated financial statements differ materially from any estimates included in this report or Exhibit 99.1 hereto, the risk that the Company is delayed in filing or is unable to file restated financial statements, the risk of negative tax or other implications resulting from the restatement of the Company’s financial statements, the risk that the Company’s operating performance does not improve or deteriorates, the risk that the Company is unable to refinance its existing credit agreement or does so on terms that are more detrimental to it or dilutive to its stockholders than the terms described in this report and Exhibit 99.1 hereto, the risk of potential claims and proceedings relating to the matters described in this report and Exhibit 99.1 hereto, the risk that the Company’s liquidity will be constrained as a result of restrictions placed on it by its debt and lease arrangements or from payments it is required to make under such arrangements, and the risk that the Company’s common stock will not qualify for quotation on the OTC Pink electronic quotation system or that brokers will choose not to quote or otherwise make a market for trading its common stock. Readers should review and consider these and other factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: April 3, 2018	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Eighth Amendment to Amended and Restated Credit Agreement dated March 30, 2018.
99.1	Press Release dated April 2, 2018.